Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount Of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and (h)	1,000,000	$5.95	$5,950,000	$147.60 per $1,000,000	$878.22	(2)
Total Offering Amounts							$878.22
Total Fee Offsets							N/A
Net Fee Due							$878.22

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Oragenics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on January 5, 2024 as reported on NYSE American.